NationsBank


May 19,1999


The Stephan Company
1850 West McNab Road
Fort Lauderdale, FL 33309

Attention- Mr. Frank F. Ferola

Re:	Credit Agreement by and between The Stephan Company, a Florida corporation (the "Borrower") and NationsBank, N.A. ("Bank"), dated November 30, 1998 (the "Loan Agreement").

Dear Mr. Ferola:

As you are aware, Section 9.A.i of the above-referenced Loan Agreement makes provision for a maximum Funded Debt to EBITDA (earnings before interest, taxes, depreciation and amortization) ratio of 2.50:1.00, tested quarterly on a trailing four (4) quarter basis and Section 9.A.ii of the Loan Agreement makes provision for a minimum Current Maturity Coverage ratio of not less than 1.75:1. As of December 31, 1998, the Borrower is in default under both covenants.

Subject to the "Conditions Precedent" (as hereinafter defined), this letter shall serve as a limited waiver of (i) the foregoing requirements up to and including September 30, 1999; provided:
Borrower provides Bank evidence in the form of a 10-Q Statement filed with the Securities and Exchange Commission and a compliance certificate executed by an authorized officer of the Borrower of a minimum EBITDA of $1,300,000 for the quarter ended March 31, 1999, a minimum EBITDA of $2,800,000 for the six months ended June 30, 1999, and a minimum EBITDA of $4,000,000 for the nine (9) months ended September 30, 1999. Effective December 31, 1999, the provisions of Sections 9.A.i (with the covenant being a maximum Funded Debt to EBITDA) and 9.A.ii of the Loan Agreement shall again be applicable; and (ii) the failure of the Borrower to deliver to the Bank the Borrower's audited annual statement for 1998 and first quarter 1999 statement, provided such are delivered to the Bank on or prior to June 30, 1999. As set forth herein, "Conditions Precedent" shall mean the Bank's receipt and approval of all of the following in form and substance satisfactory to the Bank (in the Bank's sole discretion):

The Stephan Company
May 19,1999
Page 2


(i) cleared Funds in the amount of Fifty-Three Thousand One Hundred Eighty-Seven and 50/100 Dollars ($53,187.50) ("Waiver Fee") representing a waiver fee; (ii) unconditional guaranty of payment and performance of all of the Borrower's obligations to the Bank (and/or the Bank's affiliates) executed by each of the Borrower's subsidiaries; (iii) modification of the existing term loan in the original principal amount of $11,100,000 (currently with an outstanding principal balance of $10,637,500) to increase the interest rate an additional one (1%) percent per annum effective May 19, 1999, which shall be reduced to the original contract rate the fiscal quarter following all original loan covenants being in compliance;
(iv) opinion letter with respect to the Borrower and each Guarantor;
(v) corporate resolutions with respect to Borrower and each Guarantor;
(vi) articles, by-laws and good standing certificates with respect to Borrower and each Guarantor; (vii) payment of the Bank's reasonable legal fees associated with documenting the proposed waiver; and (viii) termination of the existing $5,000,000 line of credit effective as of the date hereof.

This waiver is limited solely to the matters set forth herein and the time period set forth herein and shall not be deemed to waive any other provision of the loan documents and shall not exceed the scope of this letter.

This letter shall not be binding upon NationsBank, N.A. unless all the Conditions Precedent shall have been satisfied and we shall have received a duplicate copy of this letter signed by the Borrower and returned to us on or prior to 5:00 p.m., May 21, 1999.

This letter supersedes the letters to you dated May 17, 1999 and May
18, 1999.

1 trust this letter is responsive to your request and, should you have any questions or comments, please do not hesitate to contact me.

Very truly yours,


NATIONSBANK, N.A.

 /s/ F. Gerard Litrento
________________________
F. Gerard Litrento
Senior Vice President






The Stephan Company
May 19,1999
Page 3


The undersigned consents to the foregoing waiver and authorizes the Bank to debit the Borrower's account at the Bank in the amount of the Waiver Fee to pay the waiver fee required as one of the Conditions Precedent hereunder. By our signing below, we hereby release and hold the Bank harmless from all loss, cost, damage and/or claim which the Borrower has or could have against the Bank from the beginning of the world through the date hereof.

THE STEPHAN CO, a Florida
corporation

 /s/ Frank F. Ferola
_______________________________
By: Frank F. Ferola, President
Date: May 21, 1999